EXPLANATORY NOTE

          This Post-Effective Amendment No. 1 (the
"Amendment") to the Registration Statements on Form S-8 (File No. 33-76100, 33-92884 and 333-14317) (collectively the
"Registration Statements")is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Penederm Incorporated, a Delaware corporation ("Penederm Delaware" or the "Registrant"), which is the successor to Penederm Incorporated, a California corporation ("Penederm California"), following a statutory merger effective on July 30, 1997 (the "Merger") effected for the purpose of changing Penederm California's state of incorporation to Delaware. Prior to the Merger, Penederm Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Penederm Delaware succeeded by operation of law to all of the assets and liabilities of Penederm California. The Merger was approved by the shareholders of Penederm California at a meeting for which proxies were solicited pursuant to Section
14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In connection with the Merger, Penederm Delaware, by virtue of this Amendment, expressly adopts the Registration
Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.


                      PART II

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

       The contents of the Registration Statements are incorporated herein by reference. In addition, the following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Amendment:

       (a)  Penederm California's Annual Report on
Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Exchange
Act;

       (b)  Penederm California's Quarterly Report on
Form 10-Q for the quarter ended March 31, 1997, filed pursuant to Section 13 of the Exchange Act; and

       (c)  The description of the Registrant's Common
Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act and the descriptioin of the Registrant's rights to purchase
Common Stock filed pursuant to Section 12(g) of the Exchange Act, each as amended by the Registrant's report on Form 8-K filed on August 1, 1997.

       All documents subsequently filed by the
Registrant pursuant to Sections 13(a), 13(c), 14 and
15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Amendment and to be part hereof from the date of filing of such documents.

Item 4.     Description of Securities

            Not applicable.

Item 5.     Interests of Named Experts and Counsel

            Not applicable.

Item 6.     Indemnification of Directors and Officers

       Pursuant to the Delaware General Corporation
Law, the Registrant has included in its certificate of incorporation provisions regarding the indemnification of officers and directors of the Registrant. Article TENTH of the Registrant's
Certificate of Incorporation provides as follows:

       "TENTH.

            A.  RIGHT TO INDEMNIFICATION

                Each person who was or is made a
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a
"proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized or permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than that law permitted the corporation to provide before the amendment) against all expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. However, the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by that person only if that action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. The rights set forth in this Article
TENTH shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition.
However, the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be so indemnified.

            B.  RIGHT OF CLAIMANT TO BRING SUIT

                If a claim under Paragraph A of this
Article TENTH is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action
(other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. However, the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination before the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            C.  NON-EXCLUSIVITY OF RIGHTS

                The rights conferred on any person by
Paragraphs A and B of this Article TENTH shall not be exclusive of any other rights which such person may have or hereafter may acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or of disinterested directors, or otherwise.

            D.  EXPENSES AS A WITNESS

                To the extent that any director,
officer or employee of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

            E.  INDEMNITY AGREEMENTS

                The corporation may enter into
agreements with any director, officer, employee or agent of the corporation or any person who serves at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, providing for indemnification to the fullest extent permissible under the Delaware
General Corporation Law.

        F.  EFFECT OF REPEAL OR MODIFICATION

                Any repeal or modification of this
Article TENTH shall not adversely affect any right of indemnification of a director, officer or employee of the corporation existing at the time of such repeal or modification with respect to any action or omission occurring before the repeal or modification.

            G.  SEPARABILITY

                Each and every paragraph, sentence,
term and provision of this Article TENTH is separate and distinct. If any paragraph, sentence, term or provision is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other such paragraph, sentence, term or provision.
To the extent required in order to make any such paragraph, sentence, term or provision of this Article TENTH valid or enforceable, the corporation shall, and the indemnitee or potential indemnitee may, request a court of competent jurisdiction to modify the paragraph, sentence, term or provision in order to preserve its validity and provide the broadest possible indemnification permitted by applicable law.

            H.  INSURANCE

                The corporation may maintain
insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss of the type referred to in this Article TENTH, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law."

Item 7.     Exemption from Registration Claimed

            Not applicable.

Item 8.     Exhibits

            23.1    Consent of Ernst & Young LLP

            23.2    Consent of Coopers & Lybrand L.L.P.

            99.1(1) Equity Incentive Plan

            99.2(1)  Employee Stock Purchase Plan

            99.3(2)  Employee Stock Option Plan, as amended

            99.4(2)  Consultant Stock Option Plan, as amended

            99.5(2)  1994 Nonemployee Directors Stock Option Plan
 _______________________
(1) Incorporated by reference to the exhibits to Penederm California's Registration Statement on
       Form S-8 (File No. 333-14317) filed on
       October 17, 1996.

(2) Incorporated by reference to the exhibits to Penederm California's Registration Statement on
       Form S-8 (File No. 33-76100) filed on March 4, 1994.



Item 9.     Undertakings

            A.   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which
offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus
       required by Section 10(a)(3) of the
       Securities Act;

               (ii) To reflect in the prospectus any
       facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material
       information with respect to the plan of
       distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B.   The undersigned registrant hereby
undertakes that,for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. Insofar as indemnification fo liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                     SIGNATURES

       Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Foster City, State of California, on this 1st day of August, 1997.

                                          PENEDERM INCORPORATED
                                          By: /s/ Lloyd H. Malchow
                                              _____________________

                                              Lloyd H. Malchow
                                              Director, President and
                                              Chief Executive Officer



       Pursuant to the requirements of the Securities
Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Lloyd H. Malchow
______________________________  Director, President and   August 1, 1997
Lloyd H. Malchow                Chief Executive Officer
                                (Principal Executive
                                Officer)

/s/ Robert F. Allnutt
______________________________  Director                  August 1, 1997
Robert F. Allnutt



/s/ William I. Bergman
______________________________  Director                  August 1, 1997
William I. Bergman


/s/ David E. Collins
______________________________  Chairman of the Board     August 1,1997
David E. Collins


/s/ Mark. J. Gabrielson
______________________________  Director                  August 1, 1997
Mark J. Gabrielson


/s/ Harvey S. Sadow, Ph.D.
______________________________  Director                  August 1, 1997
Harvey S. Sadow, Ph.D.


/s/ Gerald D. Weinstein, M.D.
______________________________  Director                  August 1, 1997
Gerald D. Weinstein, M.D.





                  Index to Exhibits



                                                                Sequentially
Exhibit No.      Description of Exhibit                        Numbered Page

 23.1       Consent of Ernst & Young LLP

 23.2       Consent of Coopers & Lybrand L.L.P.

 99.1(1)    Equity Incentive Plan

 99.2(1)    Employee Stock Purchase Plan

 99.3(2)    Employee Stock Option Plan, as amended

 99.4(2)    Consultant Stock Option Plan, as amended

 99.5(2)    1994 Nonemployee Directors Stock Option Plan

___________________
(1) Incorporated by reference to the exhibits to Penederm California's Registration Statement on Form
     S-8 (File No. 333-14317) filed on October 17, 1996.

(2) Incorporated by reference to the exhibits to Penederm California's Registration Statement on
     Form S-8 (File No. 33-76100) filed on March 4,
     1994.